AMENDMENT ONE TO FUND ACCOUNTING AGREEMENT

Effective: May 29, 2015

                The Fund Accounting Agreement dated December 31, 2014 by and among HARTFORD FUNDS MANAGEMENT COMPANY, LLC (the “Fund Accountant”) and each of THE HARTFORD MUTUAL FUNDS, INC., THE HARTFORD MUTUAL FUNDS II, INC., HARTFORD SERIES FUND, INC. and HARTFORD HLS SERIES FUND II, INC., on behalf of their respective series listed on Schedule A, and THE HARTFORD ALTERNATIVE STRATEGIES FUND (together with the series listed on Schedule A, the “Funds”) is hereby amended to restate Schedule A and Schedule B as attached hereto.

The Hartford Mutual Funds, Inc.

By:
Vernon J. Meyer, Vice President

The Hartford Mutual Funds II, Inc.

By:
Vernon J. Meyer, Vice President

Hartford Series Fund, Inc.

By:
Vernon J. Meyer, Vice President

Hartford HLS Series Fund II, Inc.

By:
Vernon J. Meyer, Vice President

The Hartford Alternative Strategies Fund

By:
Vernon J. Meyer, Vice President

Hartford Funds Management Company, LLC

By:
Gregory A. Frost, Chief Financial Officer

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
The Hartford Checks and Balances Fund
The Hartford Conservative Allocation Fund
Hartford Core Equity Fund (formerly known as The Harford Discipline Equity Fund)
The Hartford Dividend and Growth Fund
Hartford Duration-Hedged Strategic Income Fund
The Hartford Emerging Markets Local Debt Fund
Hartford Emerging Markets Equity Fund (formerly known as The Hartford Emerging Markets Research Fund)
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Floating Rate High Income Fund
The Hartford Global All-Asset Fund
The Hartford Global Alpha Fund
Hartford Global Capital Appreciation Fund
Hartford Global Equity Income Fund
The Hartford Global Real Asset Fund
The Hartford Growth Allocation Fund
The Hartford Healthcare Fund
The Hartford High Yield Fund
The Hartford Inflation Plus Fund
Hartford International Capital Appreciation Fund
The Hartford International Growth Fund
The Hartford International Opportunities Fund
The Hartford International Small Company Fund
The Hartford International Value Fund
Hartford Long/Short Global Equity Fund
The Hartford MidCap Fund
The Hartford MidCap Value Fund
Hartford Moderate Allocation Fund
Hartford Multi-Asset Income Fund
Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund
Hartford Municipal Short Duration Fund
The Hartford Quality Bond Fund
Hartford Real Total Return Fund
The Hartford Short Duration Fund
The Hartford Small Company Fund
The Hartford Small/Mid Cap Equity Fund*
The Hartford Strategic Income Fund
The Hartford Total Return Bond Fund
The Hartford Unconstrained Bond Fund
The Hartford World Bond Fund

* Fund to be renamed Hartford Small Cap Core Fund effective July 10, 2015

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund
The Hartford Municipal Real Return Fund
The Hartford SmallCap Growth Fund
The Hartford Value Opportunities Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund
Hartford Capital Appreciation HLS Fund
Hartford Disciplined Equity HLS Fund
Hartford Dividend and Growth HLS Fund
Hartford Global Growth HLS Fund
Hartford Healthcare HLS Fund
Hartford High Yield HLS Fund
Hartford International Opportunities HLS Fund
Hartford MidCap HLS Fund
Hartford MidCap Value HLS Fund
Hartford Small Company HLS Fund
Hartford Stock HLS Fund
Hartford Total Return Bond HLS Fund
Hartford Ultrashort Bond HLS Fund
Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund
Hartford SmallCap Growth HLS Fund
Hartford Small/Mid Cap Equity HLS Fund
Hartford U.S. Government Securities HLS Fund

SCHEDULE B

To the Fund Accounting Agreement

MUTUAL FUND ACCOUNTING FEES

Annual fee calculated at the following annual rates based on the average daily Fund net assets:

The Hartford Emerging Markets Local Debt Fund, Hartford Emerging Markets Equity Fund (formerly, The Hartford Emerging Markets Research Fund), The Hartford Global All-Asset Fund, The Hartford Global Alpha Fund, The Hartford Global Real Asset Fund, Hartford Long/Short Global Equity Fund, Hartford Real Total Return Fund and The Hartford Unconstrained Bond Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.025%
On Next $5 billion	0.020%
Over $10 billion	0.015%

The Hartford Alternative Strategies Fund, The Hartford Balanced Income Fund, The Hartford High Yield Fund, Hartford International Capital Appreciation Fund, The Hartford International Growth Fund, Hartford Multi-Asset Income Fund, The Hartford Short Duration Fund, The Hartford Strategic Income Fund, The Hartford Total Return Bond Fund, The Hartford World Bond Fund, Hartford High Yield HLS Fund and Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.020%
On Next $5 billion	0.015%
Over $10 billion	0.010%

The Hartford Balanced Fund, The Hartford Capital Appreciation Fund, The Hartford Floating Rate Fund, The Hartford Floating Rate High Income Fund, Hartford Global Equity Income Fund, The Hartford International Opportunities Fund, The Hartford International Small Company Fund, The Hartford International Value Fund, Hartford Municipal Income Fund, The Hartford Municipal Opportunities Fund, Hartford Municipal Short Duration Fund and Hartford Capital Appreciation HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.018%
On Next $5 billion	0.014%
Over $10 billion	0.010%

Hartford Core Equity Fund, The Hartford Municipal Real Return Fund, The Hartford SmallCap Growth Fund, Hartford Balanced HLS Fund and Hartford International Opportunities HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.016%
On Next $5 billion	0.013%
Over $10 billion	0.010%

The Hartford Dividend and Growth Fund, Hartford Duration-Hedged Strategic Income Fund, Hartford Global Capital Appreciation Fund, The Hartford Healthcare Fund, The Hartford Inflation Plus Fund, The Hartford MidCap Value Fund, The Hartford Quality Bond Fund, The Hartford Small Company Fund, The Hartford Small/Mid Cap Equity Fund*, The Hartford Value Opportunities Fund, Hartford Global Growth HLS Fund and Hartford Small/Mid Cap Equity HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.014%
On Next $5 billion	0.012%
Over $10 billion	0.010%

* Fund to be renamed Hartford Small Cap Core Fund effective July 10, 2015

The Hartford Checks and Balances Fund, The Hartford Conservative Allocation Fund, The Hartford Equity Income Fund, The Hartford Growth Allocation Fund, The Hartford Growth Opportunities Fund, The Hartford MidCap Fund, Hartford Moderate Allocation Fund, Hartford Dividend and Growth HLS Fund, Hartford Disciplined Equity HLS Fund, Hartford Small Company HLS Fund, Hartford SmallCap Growth HLS Fund, and Hartford U.S. Government Securities HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.012%
Over $5 billion	0.010%

Hartford Growth Opportunities HLS Fund, Hartford Healthcare HLS Fund, Hartford MidCap HLS Fund, Hartford MidCap Value HLS Fund, Hartford Stock HLS Fund, Hartford Ultrashort Bond HLS Fund, and Hartford Value HLS Fund

Average Daily Net Assets	Annual Fee
All Assets	0.010%